CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-220776 on Form S-8 and Registration Statement No. 333-228696 on Form S-3 of our report relating to the financial statements of Voyage Holdings, LLC and subsidiaries dated September 28, 2019 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph regarding going concern), appearing in this Current Report on Form 8-K dated September 30, 2019.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
September 30, 2019